Exhibit 99.1

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

Huron Consulting Group Inc. (the “Company”) is posting this supplementary financial information on its website to reflect the quarterly and annual 2013 segment and consolidated operating results and other operating data including the effect of the first quarter 2014 reorganization of our Enterprise Performance Management (“EPM”) practice (formerly referred to as Blue Stone International, a business which we acquired during the fourth quarter of 2013) from the Huron Education and Life Sciences segment to the Huron Business Advisory segment.

The revised presentation does not have any effect on the Company’s previously reported consolidated statements of earnings and other comprehensive income, balance sheets, stockholders’ equity, or cash flows.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Quarter Ended				Year Ended
Segment and Consolidated Operating Results (in thousands):	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Huron Healthcare:
Revenues	$78,745	$78,946	$86,957	$114,118	$358,766
Operating income	$31,161	$29,507	$30,772	$50,430	$141,870
Segment operating income as a percentage of segment revenues	39.6%	37.4%	35.4%	44.2%	39.5%
Huron Legal:
Revenues	$40,944	$45,089	$45,263	$51,098	$182,394
Operating income	$2,938	$10,793	$15,138	$13,095	$41,964
Segment operating income as a percentage of segment revenues	7.2%	23.9%	33.4%	25.6%	23.0%
Huron Education and Life Sciences:
Revenues	$35,726	$37,134	$34,806	$35,944	$143,610
Operating income	$9,352	$11,547	$7,773	$7,293	$35,965
Segment operating income as a percentage of segment revenues	26.2%	31.1%	22.3%	20.3%	25.0%
Huron Business Advisory:
Revenues	$8,582	$9,263	$7,223	$9,600	$34,668
Operating income (loss)	$3,379	$3,952	$664	$(783)	$7,212
Segment operating income (loss) as a percentage of segment revenues	39.4%	42.7%	9.2%	(8.2)%	20.8%
All Other:
Revenues	$39	$(25)	$486	$584	$1,084
Operating loss	$(172)	$(244)	$(285)	$(555)	$(1,256)
Segment operating loss as a percentage of segment revenues	N/M	N/M	N/M	N/M	N/M
Total Company:
Revenues	$164,036	$170,407	$174,735	$211,344	$720,522
Reimbursable expenses	15,336	18,123	17,542	16,266	67,267

Total revenues and reimbursable expenses	$179,372	$188,530	$192,277	$227,610	$787,789

Statement of earnings reconciliation:
Segment operating income	$46,658	$55,555	$54,062	$69,480	$225,755
Items not allocated at the segment level:
Other operating expenses and gains	20,536	20,129	17,975	26,700	85,340
Depreciation and amortization expense	4,779	4,877	4,968	5,886	20,510

Total operating income	21,343	30,549	31,119	36,894	119,905
Other expense, net	1,850	1,858	1,427	1,131	6,266

Income from continuing operations before income tax expense	$19,493	$28,691	$29,692	$35,763	$113,639

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	870	916	942	966	966
Huron Legal	151	145	143	141	141
Huron Education and Life Sciences	436	434	425	413	413
Huron Business Advisory	62	63	62	155	155

Total	1,519	1,558	1,572	1,675	1,675
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	863	883	926	954	907
Huron Legal	146	149	146	142	146
Huron Education and Life Sciences	430	438	425	417	427
Huron Business Advisory	62	62	62	155	85

Total	1,501	1,532	1,559	1,668	1,565

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Quarter Ended				Year Ended
Other Operating Data (excluding All Other):	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	85.6%	84.7%	80.2%	81.5%	83.0%
Huron Legal (5)	52.0%	60.0%	62.3%	69.6%	60.8%
Huron Education and Life Sciences	70.0%	65.8%	64.4%	66.0%	66.6%
Huron Business Advisory (6)	84.7%	82.9%	73.6%	63.3%	72.7%
Total	77.9%	76.9%	73.9%	75.0%	75.9%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$205	$199	$230	$297	$233
Huron Legal	$222	$221	$271	$271	$248
Huron Education and Life Sciences	$206	$223	$215	$222	$216
Huron Business Advisory (6)	$331	$348	$331	$204	$285
Total	$212	$213	$234	$272	$233
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$85	$82	$87	$114	$369
Huron Legal	$53	$60	$77	$82	$272
Huron Education and Life Sciences	$70	$70	$64	$68	$272
Huron Business Advisory (6)	$135	$140	$112	$60	$392
Total(5)	$79	$79	$81	$95	$335
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	56	54	53	51	53
Huron Legal	1,089	982	963	1,216	1,062
Huron Education and Life Sciences	39	48	47	43	44
Huron Business Advisory	2	3	3	2	2

Total (5)	1,186	1,087	1,066	1,312	1,161
Revenue per full-time equivalent (in thousands):
Huron Healthcare (5)	$104	$116	$123	$107	$449
Huron Legal	$31	$37	$35	$32	$135
Huron Education and Life Sciences	$151	$132	$159	$178	$620
Huron Business Advisory	$149	$173	$106	$102	$530
Total	$38	$45	$45	$40	$168

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	Individual quarters do not sum or average, as appropriate, to the respective full year amount due to rounding.
(6)	Full year operating metrics are calculated using the appropriate full year data. As the results of the EPM practice, which we acquired on October 1, 2013, are only included in our fourth quarter results, full year operating metrics cannot be calculated using a simple average or summation of the four individual quarters presented.

N/M – Not Meaningful